                                                                   EXHIBIT 10.61

                                INDUSTRIAL LEASE



                            Basic Lease Information


Date:          August 12, 1999

Landlord:      1900 Bryant Street Investors, LLC, a California limited
               liability company

Tenant:        Williams-Sonoma, Inc., a California corporation

Premises (section 1.1): The land located at 2828 - 18th Street in San Francisco,
     California and the building(s) thereon (the "Building"), containing approximately 70,000 rentable square feet, and the basement parking garage. The final space measurement shall be determined in accordance with B.O.M.A. standards. The Premises are designated as Parcel B on the Site Plan attached as Exhibit E.

Project:       Parcels A-E on the Site Plan, more commonly known as Mariposa
     Square.

Term (section 2.1): Ten (10) years

Options to Renew (sections 2.2-2.3): Two (2) five-year options

Commencement Date (section 2.1): The date that is the earlier of (i) Tenant's occupancy of substantially all of the Premises (provided that Tenant may occupy any part of the Premises at any time prior to the Commencement Date pursuant to section 8.2) or (ii) January 17, 2000, subject to Substantial Completion (as defined in the Tenant Improvement Agreement attached hereto as Exhibit B) of the Base Building Improvements (as defined in Exhibit A) and the Tenant Improvements (as defined in Exhibit B), or such date that Substantial Completion would have occurred but for a Tenant Delay (as defined in Exhibit B). Landlord and Tenant shall execute an acknowledgement of the Commencement Date in the form attached as Exhibit D.

Expiration Date (section 2.1): The date that is one hundred twenty (120) months after the Commencement Date.

Base Rent (section 3.1(a)):  Ground Floor -- 19,000 Rentable Square Feet

                             Years 1-5:   $28.00 Per Rentable Square Foot Per
                                          Year
                             Years 6-10:  $32.00 Per Rentable Square Foot Per
                                          Year

                             Floors 2-4 -- 51,000 Rentable Square Feet
                             Years 1-3:   $29.50 Per Rentable Square Foot Per
                                          Year
                             Years 4-5:   $31.50 Per Rentable Square Foot Per
                                          Year
                             Years 6-8:   $33.50 Per Rentable Square Foot Per
                                          Year
                             Years 9-10:  $34.50 Per Rentable Square Foot Per
                                          Year

                             Based on the above rental rates, monthly rent is calculated as follows:

                             Months 1-36:    $169,708 per month
                             Months 37-60:   $178,208 per month
                             Months 61-96:   $193,041 per month
                             Months 97-120:  $197,292 per month

Parking Fee (section 3.2(d)): Months 1-12: $4,900 per month; thereafter subject to annual adjustment based on Fair Market Value, not to exceed ten percent (10%) per annum.

Property Taxes Base Year (section 3.1(b)): 2000

Insurance Costs Base Year (section 3.1(b)): 2000

Security Deposit: INTENTIONALLY DELETED

Tenant's Percentage Share (section 4.1): 100%

Liability Insurance (section 11.2): $3,000,000

Landlord's Address (section 22.1):  c/o Mariposa Management Company, Inc.
                                    2727 Mariposa Street, Suite 201
                                    San Francisco, CA 94110

                                    with a copy to:

                                    Suheil J. Totah, Esq.
                                    Landels, Ripley & Diamond, LLP
                                    Hills Plaza
                                    350 The Embarcadero
                                    San Francisco, CA 94105

Tenant's Address (section 22.1):    Ronald Loeb, Esq.
                                    Williams-Sonoma, Inc.
                                    3250 Van Ness
                                    San Francisco, CA 94109

Real Estate Brokers (section 23.6): Landlord's Broker: The CAC Group
                                    Tenant's Broker: CB Richard Ellis

Exhibit A   Landlord's Work
Exhibit B   Tenant Improvement Agreement
Exhibit C   Rules and Regulations
Exhibit D   Commencement Date Confirmation
Exhibit E   Site Plan
Exhibit F   Memorandum of Lease

     The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Basic Lease Information shall control.

Landlord:                                   Tenant:

1900 BRYANT STREET INVESTORS, LLC           WILLIAMS-SONOMA, INC.,
a California limited liability company      a California corporation


By  Mariposa Management Company, Inc.,      By /s/ HOWARD [ILLEGIBLE]
    a California corporation, its manager      --------------------------
                                               Its  Chairman
                                                   ----------------------


    By  [SIGNATURE ILLEGIBLE]
      -----------------------------------
      Its CFO & V.P.
          -------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1      Premises......................................................  1

ARTICLE 2      Term..........................................................  1

ARTICLE 3      Rent..........................................................  3

ARTICLE 4      Definitions...................................................  5

ARTICLE 5      Other Taxes Payable by Tenant.................................  6

ARTICLE 6      Use...........................................................  7

ARTICLE 7      Utilities.....................................................  9

ARTICLE 8      Base Building Improvements; Tenant Improvements; Early
               Occupancy.....................................................  9

ARTICLE 9      Maintenance and Repairs....................................... 10

ARTICLE 10     Alterations................................................... 11

ARTICLE 11     Insurance..................................................... 14

ARTICLE 12     Compliance With Legal Requirements............................ 15

ARTICLE 13     Assignment or Sublease........................................ 16

ARTICLE 14     Rules and Regulations......................................... 18

ARTICLE 15     Entry by Landlord............................................. 18

ARTICLE 16     Events of Default and Remedies................................ 19

ARTICLE 17     Damage or Destruction......................................... 22

ARTICLE 18     Condemnation, Eminent Domain.................................. 24

ARTICLE 19     Subordination, Merger and Sale................................ 25

ARTICLE 20     Estoppel Certificate.......................................... 26

ARTICLE 21     Holding Over.................................................. 27

ARTICLE 22     Notices....................................................... 27

ARTICLE 23     Miscellaneous................................................. 28


EXHIBIT A      Landlord's Work
EXHIBIT B      Tenant Improvement Agreement
EXHIBIT C      Rules and Regulations

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
EXHIBIT D      Commencement Date Confirmation
EXHIBIT E      Site Plan
EXHIBIT F      Memorandum of Lease

                                INDUSTRIAL LEASE


        THIS LEASE, made as of the date specified in the Basic Lease Information, by and between 1900 BRYANT STREET INVESTORS, LLC, a California limited liability company ("Landlord") and the tenant specified in the Basic Lease Information ("Tenant"),

                                  WITNESSETH:

                                   ARTICLE 1

                                    Premises

        1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the premises specified in the Basic Lease Information (the "Premises"). Subject to Landlord's obligation to construct the Base Building Improvements, Tenant acknowledges that it has inspected the Premises and is satisfied with the condition of the Premises. Landlord and Tenant agree that the number of rentable square feet in the Premises will be subject to verification by Landlord's project architect, whose reasonable determination in accordance with B.O.M.A. standards, shall be conclusive and binding on the parties. In the event that Landlord's project architect shall determine that the number of rentable square feet is more or less than the rentable square feet set forth in the Basic Lease Information, then the Base Rent shall be adjusted accordingly. Tenant shall have the exclusive right to use the forty-nine (49) parking spaces in the basement garage on the Premises, in consideration for which Tenant shall pay the Parking Fee specified in the Basic Lease Information. Access to the parking spaces shall be on a 24-hour basic, seven days a week with in-and-out privileges. Tenant shall also have the exclusive right to use the loading space at the Premises. Landlord shall not unreasonably interfere with Tenant's access to the loading space at the Premises or Tenant's designated parking spaces. Tenant shall comply with all Rules and Regulations relating to the use of the loading space and the basement parking garage.

                                   ARTICLE 2

                                      Term

        2.1 The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence on the commencement date specified in the Basic Lease Information (the "Commencement Date") and, unless sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the "Expiration Date").

      2.2 Tenant shall have the option to renew this Lease for two (2) additional terms of five (5) years each, provided that Tenant has not been in default under this Lease no more than three times in any twelve month period during the term of this Lease, Tenant shall exercise each option to renew by delivering to Landlord written notice of Tenant's election to renew the term of this Lease at least six (6) months before the expiration of the then-existing term of this Lease (the "Option Exercise Deadline"). Landlord's failure to receive Tenant's written notice duly electing to renew the term of this Lease shall be conclusively deemed Tenant's election not to exercise its option to renew, in which event the term shall expire on the last day of the then-existing term. If Tenant duly exercises an option to renew, then Tenant shall continue to occupy the Premises on all of the terms and conditions of this Lease, except that: (a) the Base Rent payable by Tenant during the applicable renewal term shall be increased as set forth in section 2.3; and (b) after the second renewal term, Tenant shall have no further renewal options under this Lease.

      2.3 The monthly Base Rent payable by Tenant during any option period ("Option Period Base Monthly Rent") will be the fair market rental value of the Premises, determined as provided below as of the commencement date of any such option to extend. After Tenant has exercised the option, Option Period Base Monthly Rent will be determined according to the following procedure:

            (a) Tenant (or Tenant's appraiser or agent) will meet with Landlord to negotiate in good faith the fair market rental value for the Premises for the approaching option period. If the Landlord and Tenant agree on a fair market rental value, the Option Period Base Monthly Rent will be the agreed upon fair market rental value.

            (b) If the Landlord and Tenant have not agreed on the fair market rental value within thirty (30) days, the parties will appoint an appraiser or commercial real estate broker, who regularly appraises or leases commercial property in the vicinity of the Building, to determine fair market rental value. The designated appraiser or real estate broker will submit his or her determination of fair market rental value to both parties within thirty (30) days after his or her selection. Such determination will bind both of the parties and will establish the fair market rental value for the Premises. The parties will pay equal shares of the fees and expenses of the appraiser or real estate broker selected.

            (c) If the Landlord and Tenant cannot agree upon an appraiser or real estate broker to determine the fair market rental value, they shall submit the matter to two real estate appraisers having M.A.I. designations who regularly appraise commercial property in the City of San Francisco, one chosen by each party, and the two appraisers shall attempt to agree on the fair market rental value. If the two appraisers cannot agree within thirty (30) days from the date of the selection of the first appraiser, they shall themselves select a third such appraiser and submit in writing the fair market rental value determination of each of them. The sole responsibility of the third appraiser will be to determine which of the determinations made by the first two (2) appraisers is most accurate. The third appraiser has no right to propose a middle ground or any modification of either of the determinations, made by the first two appraisers. The third appraiser's choice will be submitted to the parties within twenty (20) days after his or her selection. Such determination will bind both of the parties and will establish the fair market rental value for the Premises. Each party will pay the fees and expenses of the appraiser selected by it, and they will pay equal shares of the fees and expenses of the third appraiser.


          (d) The individual or individuals selected to determine the fair market rental value for the option period will consider only the then prevailing rent for similar space comparable in size and use to the Premises, located in buildings comparable in size and use to, and in locations in San Francisco comparable to, the Building, taking into account all rental concessions then available and excluding all trade fixtures that Tenant has the right to remove under this Lease.

          (e) Landlord and Tenant each shall, promptly after any determination of the Option Period Base Monthly Rent pursuant to this section 2.3 execute and deliver to the other a written amendment to this Lease which sets forth the Basic Monthly Rent, but such Basic Monthly Rent shall become effective whether or not such amendment is executed.

                                   ARTICLE 3

                                      Rent
                                      ----

     3.1  Tenant shall pay to Landlord the following amounts as rent for the
          Premises:

          (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the "Base Rent").

          (b) During each calendar year (or part thereof) during the term of this Lease, Tenant shall pay to Landlord, as additional monthly rent, (i) Tenant's Percentage Share of the total dollar increase, if any, in all Property Taxes paid or incurred by Landlord in such year over the Property Taxes Base Year specified in the Basic Lease Information, provided Tenant shall pay for any Supplemental Property Tax assessment caused by the difference between the Tenant Improvement Allowance (for purposes of this calculation deemed to be thirty-five dollars ($35) per rentable square foot) and the actual cost of Tenant Improvements, (ii) Tenant's Percentage Share of the total dollar increase, if any, in all Insurance Costs paid or incurred by Landlord in such year over the Insurance Costs Base Year specified in the Basic Lease Information, (iii) Tenant's pro rata share of water and sewer service charges pursuant to Article 7, and (iv) the Parking Fee specified in the Basic Lease Information.

          (c) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "rent" shall mean and include all Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease.

     3.2 The additional monthly rent payable by Tenant pursuant to section 3.1(b) hereof for Property Taxes and Insurance Costs shall be calculated and paid in accordance with the following procedures:

          (a) On or before the Commencement Date, or as soon thereafter as practicable, and on or before the first day of each subsequent calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable under section 3.1(b) hereof for the balance of the first calendar year after the Commencement Date or for the ensuing calendar year, as the case may be. Tenant shall pay such estimated amounts to Landlord in equal monthly installments, in advance, on or before the Commencement Date and on or before the first day of each month during such balance of the first calendar year after the Commencement Date or during such ensuing calendar year, as the case may be. Tenant's Percentage Share of increases in Property Taxes shall be payable no sooner than ten (10) days before delinquency. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. If at any time it appears to Landlord that the amounts payable under section 3.1(b) hereof for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

          (b) Within a reasonable time (not to exceed sixty (60) days) after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable by Tenant under section 3.1(b) hereof for such calendar year certified by Landlord. If such statement shows a total amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next monthly installments of the amounts payable by Tenant under section 3.1(b) hereof (or, if the term of this Lease has ended, Landlord shall refund the excess to Tenant with such statement). If such statement shows a total amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Tenant or Tenant's authorized agent or representative shall have the right once each calendar year to inspect the books of Landlord relating to Property Taxes and Insurance Costs for the prior calendar year, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at the office of Landlord's property manager for the Premises, for the purpose of verifying the information in such statement. Failure by Landlord to give any notice or statement to Tenant under this section 3.2, unless given more than nine (9) months after the end of the year, shall not waive Landlord's right to receive, or Tenant's obligation to pay, the amounts payable by Tenant under section 3.1(b) hereof. If Landlord has overcharged by three percent (3%) or more, Landlord shall reimburse Tenant for Tenant's reasonable audit costs.

          (c) If the term of this Lease commences or ends on a day other than the first or last day of a calendar year, respectively, the amounts payable by Tenant under section 3.1(b) hereof applicable to the calendar year in which such term commences or ends shall be prorated according to the ratio which the number of days during the term of this Lease in such calendar year bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.

     (d) The Parking Fee shall be paid monthly at the same time as the Base Rent is to be paid. The Parking Fee shall be adjusted annually, beginning with the thirteenth month of the Lease Term, using the Fair Market Value (for 49 stalls) method set forth in sections 2.3(a)-(e) for computing Option Period Base Monthly Rent; provided, however, that the Parking Fee shall be increased no more than ten percent (10%) per annum.

     3.3 Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first month of the term of this Lease for which the Base Rent is to be paid, which amount Landlord shall apply to the Base Rent for such first month.

     3.4 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair reimbursement to Landlord. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease when due, including the right to terminate this Lease and recover all damages from Tenant. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of twelve percent (12%) per annum. Notwithstanding anything to the contrary in this section 3.4, the first time in any calendar year that Tenant fails to pay Base Rent or additional monthly rent within five (5) days after it is due, Landlord shall give Tenant written notice of such failure but no late charge shall be owed.

     3.5 Tenant shall pay all Base Rent and additional monthly rent under section 3.1 hereof to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset (except as provided in Article 16), in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

                                   ARTICLE 4

                                  Definitions

     4.1 As used in this Lease, "Tenant's Percentage Share" shall mean the percentage specified in the Basic Lease Information.

     4.2 As used in this Lease, "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to section 5.1 hereof. Tenant will not be required to pay any increase in Property Taxes caused by reassessment due to the transfer or sale of the Premises.

     4.3 As used in this Lease, "Property Taxes Base Year" shall mean the year specified in the Basic Lease Information.

     4.4 As used in this Lease, "Insurance Costs" shall mean all premiums and other charges for all property, earthquake, flood, loss of rental income, business interruption, liability and other insurance relating to the Premises carried by Landlord. Tenant will not be required to pay any increase in operating expenses allocable to earthquake insurance premiums.

     4.5 As used in this Lease, "Insurance Costs Base Year" shall mean the year specified in the Basic Lease Information.


                                   ARTICLE 5

                         Other Taxes Payable by Tenant

     5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (b) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this section 5.1 shall be deemed to be, and shall be paid as, additional rent.

                                   ARTICLE 6

                                      Use

        6.1 The Premises shall be used only for the purpose of assembling, testing, storage and shipping of furniture and other household products, and ancillary office uses, and for lawful purposes incidental thereto, and no other purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Premises, or will in any way increase the existing rate of, or cause a cancellation of, or affect any insurance for the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants within the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not store any materials, equipment or vehicles outside the Premises and agrees that no washing of any type (including washing vehicles) shall take place outside the Premises. Tenant shall not receive, store or otherwise handle any product or material that is explosive or highly flammable.

        6.2 Tenant shall have exclusive rights to the Building for exterior signage in accordance with any and all governmental codes. Tenant shall submit a plan for signage to Landlord for Landlord's prior approval, which shall not be unreasonably withheld. Landlord will not charge any additional rental fees for such signage; however, all costs in connection with exterior signage will be Tenant's sole responsibility. Tenant shall, at Tenant's expense, remove all such signs prior to or upon termination of this Lease, repair any damage caused by the installation or removal of such signs, and restore the Premises to the condition that existed before installation of such signs.

        6.3 As used in this Lease, "Hazardous Material" shall mean any substance which is (a) defined under any Environmental Law as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant, (b) a petroleum hydrocarbon, including crude oil or any fraction thereof, (c) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant or medical waste, or (d) otherwise regulated pursuant to any Environmental Law. As used in this Lease, "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or later adopted during the term of this Lease. As used in this Lease, "Permitted Activities" shall mean the lawful activities of Tenant that are part of the ordinary course of Tenant's business and use of the Premises permitted under this Lease. As used in this Lease, "Permitted Materials" shall mean the materials handled by Tenant in the ordinary course of conducting Permitted Activities.

        6.4 Tenant hereby agrees that (a) Tenant shall not conduct, or permit to be conducted, on the Premises any activity which is not a Permitted Activity; (b) Tenant shall not use, store or otherwise handle, or permit any use, storage or other handling of, any Hazardous Material which is not a Permitted Material on or about the Premises; (c) Tenant shall obtain and maintain in effect all permits and licenses required, pursuant to Environmental Law, for Tenant's activities on the Premises, and Tenant shall at all times comply with all applicable Environmental Law; (d) Tenant shall not dispose on or about the Premises of any Hazardous Material except for the lawful discharge of waste to the sanitary sewer; (e) Tenant shall not install any aboveground or underground storage tank or any subsurface lines for the storage or transfer of any Hazardous Material, and Tenant shall handle all Hazardous Material in a manner that protects the Premises and the environment from accidental spills and releases; (f) cause or permit to occur any unauthorized release of a Hazardous Material or any condition of pollution or nuisance on or about the Premises, whether affecting surface water or groundwater, air, the land or the subsurface environment; (g) Tenant shall promptly remove from the Premises any Hazardous Material introduced, or permitted to be introduced, onto the Premises by Tenant which is not a Permitted Material, and prior to or upon the date Tenant ceases to occupy the Premises, Tenant shall remove from the Premises all Hazardous Materials and all Permitted Materials handled by or permitted on the Premises by Tenant; and (h) in the event of any release of a Hazardous Material to the environment, or any condition or pollution or nuisance, occurring on or about or beneath the Premises as a result of any act or omission of Tenant or its representatives, agents, employees, contractors, customers or invitees, Tenant shall, at Tenant's sole cost and expense, promptly undertake all remedial measures required to clean up and abate or otherwise respond to the release, pollution or nuisance in accordance with applicable Environmental Law and as otherwise required by Landlord at Landlord's sole discretion. Landlord or Landlord's representatives shall have the right, but not the obligation, to enter the Premises at any reasonable time for the purpose of inspecting the use, handling or release of any Hazardous Material on the Premises in order to determine Tenant's compliance with the requirements of this Lease and applicable Environmental Law. Should Landlord notify Tenant that Tenant's handling of any Hazardous Material on the Premises may not comply with this Lease or applicable Environmental Law, Tenant shall correct any such violation within five (5) days after Tenant's receipt of the notice from Landlord.

        6.5 Tenant shall indemnify, defend and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, damages, penalties, fines, and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense, and settlement of claims) that Landlord may incur as a result of, or in connection with claims arising from, the presence, use, storage, transportation, recycling, disposal, release, or other handling, on or about or beneath the Premises, of any Hazardous Material introduced or permitted on or about or beneath the Premises by any act or omission of Tenant, its agents, employees, contractors, representatives, licensees, subtenants, customers or invitees. Tenant shall provide Landlord with written notice of any violation or alleged violation of an Environmental Law including copies of all correspondence related thereto. The liability of Tenant under this section shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.

        6.6 Landlord shall, at Landlord's sole cost and expense, remove or abate the existing asbestos and other Hazardous Material located at the Premises, pursuant to paragraph 9 of Exhibit A, in a manner consistent with applicable laws. Landlord shall indemnify, defend and hold Tenant harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, damages, penalties, fines, and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense, and settlement of claims) that Tenant may incur as a result of, or in connection with claims arising from Landlord's failure to comply with Landlord's Hazardous Materials abatement obligation under paragraph 9 of Exhibit A.

                                   ARTICLE 7

                                   Utilities

        7.1 Tenant shall pay, directly to the appropriate supplier before delinquency, for all gas, heat, light, power, telephone, refuse disposal and other utilities and services supplied to the Premises, (except for water and sewer), together with all taxes, assessments, surcharges and similar expenses relating to such utilities and services. Water and sewer services will be jointly metered with other parts of the Project, and Tenant shall pay as additional rent Tenant's pro rata share of the cost of such jointly metered utilities and services, which shall be calculated by dividing the number of rentable square feet in the Premises by the total number of rentable square feet in the Project. Tenant shall pay this amount to Landlord within fifteen (15) days after receipt of Landlord's written statement for such cost. Tenant shall furnish all electric light bulbs and tubes and restroom supplies used in the Premises. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any interruption of or failure to supply or delay in supplying any such utilities and services or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy serving the Premises, whether such results from mandatory restrictions or voluntary compliance with guidelines.

                                   ARTICLE 8

        Base Building Improvements; Tenant Improvements; Early Occupancy

        8.1 Except for Landlord's obligation to construct the Base Building Improvements and Tenant Improvements in accordance with Exhibits A and B, Landlord shall deliver the Premises to Tenant in "As-Is" condition without any representations or warranties made by Landlord. Tenant's acceptance of the Premises shall be deemed Tenant's acceptance of the

Premises in said "As-Is" condition without any such representations or warranties. The Tenant's improvements shall be made pursuant to the terms of the Tenant Improvement Agreement attached hereto as Exhibit B, which shall be executed by the parties concurrently with the execution of this Lease. Upon the execution of this Lease, Landlord shall diligently proceed to complete the Base Building Improvements set forth in Exhibit A attached hereto, at Landlord's expense.

     8.2 Tenant may, at Tenant's election, occupy any part of the Premises at any time, with rent charged on a floor-by-floor basis as occupied, so long as Tenant's early occupancy does not interfere with the construction of the Tenant Improvements. If Landlord fails to achieve Substantial Completion of the Base Building Improvements and the Tenant Improvements by May 15, 2000, Tenant may terminate this Lease, provided, however, that if Landlord fails to achieve Substantial Completion of the Base Building Improvements and the Tenant Improvements by May 15, 2000 due to a Tenant Delay, said May 15, 2000 date shall be extended to such date that Substantial Completion of the Base Building Improvements and the Tenant Improvements would have occurred but for a Tenant Delay. Notwithstanding the foregoing, said May 15, 2000 date shall be extended for the period, if any, during which Landlord's construction of the Tenant Improvements is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, governmental actions, civil unrest, or other forces beyond Landlord's reasonable control.

                                   ARTICLE 9

                            Maintenance and Repairs

     9.1 Notwithstanding any other provision to the contrary in this Lease, Landlord shall maintain and repair only the foundations, the structural elements, the exterior walls and windows (which shall not include washing of windows or repairing broken windows, glass or plate glass, doors, special fronts, entries, or the exterior or interior surfaces of exterior walls, all of which shall be the responsibility of Tenant), the columns, the elevator shaft and the roof of the Premises, and keep them in good condition, reasonable wear and tear excepted. Tenant shall give Landlord written notice of the need for any maintenance or repair for which Landlord is responsible, after which Landlord shall have a reasonable opportunity to perform the maintenance or make the repair. Any damage to any part of the Premises for which Landlord is responsible that is caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the reasonable cost of such repairs incurred by Landlord.

     9.2 Except for Landlord's express maintenance obligations under Section 9.1, Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof, and all equipment, fixtures and improvements thereon, (including, without limitation, non-defective windows, glass, plate glass, doors, special fronts, entries, the interior surfaces of exterior walls, interior walls, floors, heating and air conditioning systems, smoke detectors, sewers, pipes, plumbing system, plumbing fixtures and equipment, interior and exterior electrical components and mechanical systems, the elevator cab and other equipment, elevator equipment room and elevator controls, and the garbage room), the basement parking garage at the Premises (including the driveway, ramp, garage door, security system, signage, and striped parking spaces and access thereto), and the loading dock areas at the Premises (including steps, boards, truck doors, and dock bumpers), and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear excepted. Notwithstanding the foregoing, Landlord rather than Tenant shall be responsible for repairing base air conditioning and plumbing systems to the extent caused by poor materials, poor workmanship, or lack of compliance with applicable building codes at the Commencement Date. Tenant shall use commercially reasonable efforts to notify Landlord of defects in the air conditioning or plumbing systems. Tenant shall wash the public sidewalks in front of the Premises as needed, but not less than quarterly. Tenant shall not damage the Premises or disturb the integrity and support provided by any wall. Tenant shall, at Tenant's expenses, promptly repair any damage to the Premises caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant. Tenant shall take good care of the Premises and keep the Premises free from dirt, rubbish, waste and debris at all times. Tenant shall not overload the floors in the Premises or exceed the loadbearing capacity of the floors in the Premises. Tenant shall, at Tenant's expense, enter into a regularly scheduled preventive maintenance and service contract with a maintenance contractor approved in writing by Landlord for servicing all hot water, heating and air conditioning systems and equipment in the Premises. The maintenance and service contract shall include all services suggested by the equipment manufacturer and shall become effective (and a copy shall be delivered to Landlord) within thirty (30) days after the Commencement Date. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear excepted.

     9.3 Landlord shall make commercially reasonable efforts to ensure the Building's mechanical systems will be Year 2000 compliant.

                                   ARTICLE 10

                                  Alterations

     10.1 Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent only if the total cost of such alterations, additions or improvements is twenty-five thousand dollars ($25,000) or less and such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises or the mechanical, electrical, plumbing or life safety systems of the Premises, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. All alterations, additions and improvements in or to the Premises to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as follows:

          (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect any systems, components or elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant shall notify Landlord in writing of the licenses architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant in writing, within ten (10) days after receipt of Tenant's notice, whether Landlord approves or disapproves such architect(s) and engineer(s).

          (b) Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such plans and specifications and, if Landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

          (c) All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant's architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

          (d) Tenant shall, through Tenant's licensed contractor(s), perform all work in accordance with the plans and specifications approved by Landlord. Tenant shall pay for all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work. Tenant shall notify Landlord in writing of the licensed contractor(s) whom Tenant proposes to engage for the work. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such contractor(s). Tenant shall pay to Landlord any additional direct costs (beyond the normal services provided to Tenant) and shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with the review, approval and supervision of any alterations, additions or improvements made by Tenant. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

          (e) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least five (5) days prior to such date. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations, including the Americans with Disabilities Act and similar laws. Tenant shall keep the Premises free from mechanics', materialmen's and other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

          (f) While Landlord has the right to approve Tenant's alterations, additions or improvements, Landlord's sole interest in doing so is to protect the Building and Landlord's interests. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such alterations, additions or improvements or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

     10.2 All Alterations, additions, trade fixtures and improvements, which are permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Building or parking garage as the case may be, and Landlord's property. Landlord shall have the right, at Landlord's option, by giving written notice to Tenant at the time Tenant installs any such items, (i) to retain all such alterations, additions, fixtures and improvements in the Premises, without compensation to Tenant, or (ii) to require that Tenant remove all such alterations, additions, fixtures and improvements from the Premises upon termination of this Lease, at Tenant's sole expense, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made. All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property from the Premises and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 10.2 to be performed after such termination.

     10.3 Tenant shall pay Landlord a construction management fee equal to Landlord's actual cost not to exceed two percent (2%) of the hard construction costs in connection with any alterations, additions or improvements made to the Premises other than the initial Tenant Improvements and any alterations, additions or improvements for which Landlord's consent is not required as provided in section 10.1.

                                   ARTICLE 11

                                   Insurance

     11.1 Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Project other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This section 11.1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

     11.2 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

     11.3 All insurance required under sections 11.2 and 11.4 and all renewals thereof shall be issued by companies qualified to do and doing business in California which have a Best's rating of no less than AXII. Each policy shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under section 11.2 above shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

        11.4 Landlord shall maintain "All-Risk" property insurance (excluding earthquake coverage) at replacement cost (as the same shall exist from time to time) on the Building and liability insurance with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. Such insurance shall be maintained by Landlord at its cost and expense, subject to reimbursement from Tenant as provided in section 3.1(b) above.

        11.5 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Landlord and Tenant shall each, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by each of them insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which such insurer might otherwise, if at all, have to any claims either party to this Lease against the other party to this Lease as required by this section 11.5.

                                   ARTICLE 12

                       Compliance With Legal Requirements

        12.1 Landlord shall construct Base Building Improvements in compliance with all legal requirements in existence as of the Commencement Date. Thereafter, during the term of this Lease, Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises. However, Tenant shall not be required to make physical changes unless such changes are related to or required by Tenant's acts or specific use of the Premises or by improvements made by or for Tenant, and Landlord shall make such legally required change. Landlord represents and warrants that as of the date of this Lease, to Landlord's knowledge.

Tenant's use as described in Article 6 appears consistent with a "permitted use" in the M-1 Zoning District under the zoning code of the City and County of San Francisco. Official approval will occur upon approval by the City and County of San Francisco of building permits for the Tenant Improvements.

                                   ARTICLE 13

                             Assignment or Sublease

        13.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

        Notwithstanding anything to the contrary in this Article 13, Tenant may, without obtaining Landlord's prior consent, assign or sublet this Lease to any entity controlled by or under common control with Tenant or resulting from a merger with Tenant, or to any subsidiary or affiliate of Tenant, but Tenant shall give Landlord prior written notice of any such assignment or sublease.

        13.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant's notice shall include the most recent tax returns, profit and loss statement and balance sheet of the intended assignee or subtenant and the intended written assignment or sublease (including true copies thereof). For a period of fifteen (15) days after such written notice is given by Tenant, Landlord shall have the right, by giving written notice to Tenant, (a) to consent in writing to the intended assignment or sublease, unless Landlord determines not to consent, or (b) in the case of an assignment of this Lease or a sublease of substantially the entire Premises for substantially the balance of the term of this Lease, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord fails to respond within fifteen (15) days of written acknowledgment of receipt of Tenant's notice, Tenant shall deliver a second notice to Landlord. If Landlord fails to respond to such second notice within five (5) days of written acknowledgment of receipt of Tenant's second notice, Landlord shall be deemed to have consented to the requested assignment or sublease. If Landlord elects to terminate this Lease, Landlord may enter into a new lease or agreement covering the Premises or any portion thereof with the intended assignee or subtenant on such terms as Landlord and such assignee or subtenant may agree, or enter into a new lease or agreement covering the Premises or any portion thereof with any other person or entity. In such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such new lease or agreement. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination.

      13.3 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with section 13.1 hereof, has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) fifty percent (50%) of all "excess rent" (as hereinafter defined) derived from such assignment or sublease shall be paid to Landlord. Such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay such excess rent to Landlord within thirty (30) days after such excess rent is paid to Tenant. As used in this section 13.3, "excess rent" shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less only the commercially reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant's sole cost and expense for the specific assignee or subtenant in question and commercially reasonable leasing commissions paid by Tenant in connection with such assignment or sublease, and all reasonable costs incurred by Tenant (in excess of $1,000 per occurrence) in enforcing such assignment or sublease, without deduction for carrying costs due to vacancy or otherwise. Such costs of additional improvements and leasing commissions shall be amortized with interest at the rate of ten percent (10%) per annum over the term of such assignment or sublease.

      13.4 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

                                   ARTICLE 14

                             Rules and Regulations

        14.1 Tenant shall faithfully observe and fully comply with all the Rules and Regulations (attached hereto as Exhibit C) from time to time made in writing by Landlord for the safety, care, use and cleanliness of the Premises and the preservation of good order in the Premises and the Project. If there is any conflict, this Lease shall prevail over the Rules and Regulations. Landlord shall use commercially reasonable efforts to ensure compliance by all tenants who occupy space in the Project with all applicable Rules and Regulations.

                                   ARTICLE 15

                               Entry by Landlord

        15.1 Upon not less than twenty-four (24) hours prior notice to Tenant (except in the event of an emergency), Landlord shall have the right to enter the Premises at any time to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers or lenders, or, during the last twelve (12) months of the then term of this Lease only, exhibit the Premises to prospective tenants,
(c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Premises, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Project. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

                                   ARTICLE 16

                         Events of Default and Remedies

        16.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

                (a) Tenant fails to pay any Base Rent or additional monthly rent under section 3.1 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant (which notice shall not be deemed to be in lieu of or to satisfy the provision of California Code of Civil Procedure Section 1161 or any successor statute); provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant (which notice shall not be deemed to be in lieu of or to satisfy the provision of California Code of Civil Procedure Section 1161 or any successor statute); provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or


                (c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than twenty (20) days after Landlord gives written notice thereto to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of twenty (20) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of twenty (20) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

                (d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction,
(ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

                (d) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding up or liquidation of Tenant; or

                (f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

                (g) Tenant assigns this Lease or subleases the Premises or takes any other action in violation of section 13.1 of this Lease, if not cured by Tenant after ten (10) days written notice; or

                (h) Tenant abandons the Premises, which means for the purpose of this Lease that Tenant is absent from the Premises for more than forty-five (45) consecutive days while in default of any provision of this Lease.

        16.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the full and immediate right to possession of the Premises and Landlord shall have the right to recover from Tenant all unpaid rent which had been earned at the time of termination, all unpaid rent for the balance of the term of this Lease after termination, and all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

        16.3 If an Event of Default occurs, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Pursuant to the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

        16.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise. Exercise by Landlord of any remedy shall not be deemed to be an acceptance of surrender of the Premises by Tenant, either by agreement or by operation of law. Surrender of the Premises can be effected only by the written agreement of Landlord and Tenant.

        16.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of twelve percent (12%) per annum.

     16.6 If Tenant abandons the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

     16.7 As used in this Lease, each of the following events will constitute, and is hereinafter referred to as, a "Landlord's Default":

          (a) Landlord fails to observe or perform in all material respects any of its covenants or obligations hereunder, for which a grace period is not otherwise provided, which failure continues for thirty (30) days after written notice thereof by Tenant to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord will not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or

          (b) The breach or material inaccuracy of any of Landlord's representations and warranties contained in this Lease; or

          (c) Tenant's quite enjoyment of the Premises is interfered with or disturbed during the term of this Lease by Landlord or Landlord's agents or employees.

     16.8 If a Landlord's Default occurs, then Tenant will be entitled to exercise any of the following remedies provided in this section 16.8. Each such remedy will be cumulative and the exercise of any one remedy will not preclude the exercise of any other remedy provided hereunder:

          (a) If Landlord's Default represents Landlord's failure to commence performance of any of its affirmative duties or obligations under this Lease, within thirty (30) days of written notice (or, in case of an emergency, without notice), Tenant may, at its option, perform such duty or obligation on Landlord's behalf (including, but not limited to, the obtaining of insurance policies or the making of repairs which are the obligation of Landlord hereunder). The costs and expenses of any such performance by Tenant shall be due and payable by Landlord upon receipt of Tenant's invoice therefor;

          (b) Tenant may recover from Landlord any damages or expenses suffered or incurred by Tenant as a result of such Landlord's Default; provided, however, that in no event shall Landlord be liable for any consequential or punitive damages (including, but not limited to, damage related to the conduct of Tenant's business and any loss of revenue therefrom);

          (c) Tenant may obtain and enforce an order of specific performance against Landlord, or may enforce any other remedy available to Tenant at law or in equity; and

     16.9 If Landlord fails to pay to Tenant the amount of any expenditures incurred by Tenant pursuant to section 16.8(a) within ten (10) days of written demand from Tenant to do so (including a detailed statement), then, Tenant may, in addition to any other right provided for it by law or in equity, deduct such amount from any and all payments of Base Rent thereafter coming due to Landlord.

                                   ARTICLE 17

                             Damage or Destruction

     17.1 Definitions. For purposes of this Lease, the following terms will have the meanings indicated:

          (a) "Insured Casualty" means damage or destruction to improvements on the Premises caused by fire, storm, vandalism or any other event required to be covered by the insurance described in section 11.4, irrespective of any deductible amounts or coverage limits involved.

          (b) "Uninsured Casualty" means damage or destruction to improvements on the Premises caused by flood or earthquake (notwithstanding that there may be some insurance coverage) or any other event (except the negligence or willful misconduct of Tenant) which is not an Insured Casualty.

          (c) "Threshold Amount" means an amount equal to (i) ten percent (10%) of the replacement cost of the Premises, without deduction for depreciation, plus (ii) available insurance proceeds, or any other proceeds, if any, payable with respect to an earthquake or other Uninsured Casualty.

     17.2 Insured Casualty. If an Insured Casualty occurs, Landlord, at its cost and expense, will promptly repair, restore and rebuild the improvements on the Premises in a good and workmanlike manner and with all due diligence, to substantially the same condition as existed immediately before the Insured Casualty; provided, however, that if so requested by Tenant, and subject to Landlord's approval (not to be unreasonably withheld), Landlord will incorporate such changes and modifications in the improvements as Tenant reasonably determines will make the improvements more useful for the conduct of Tenant's business, provided that Tenant agrees to pay the incremental cost (if any) of such changes and modifications and provided, further, that the value of the improvements as so changed or modified will be generally comparable to the value of the improvements immediately before the Insured Casualty.

     17.3 Uninsured Casualty. If an Uninsured Casualty occurs and the cost to repair and restore the same does not exceed the Threshold Amount, Landlord, at its expense, will promptly perform such repairs and restoration. If, however, the cost to repair and restore an Uninsured Casualty exceeds the Threshold Amount, Landlord may either: (i) perform such repairs and restoration at its expense, in which case this Lease will remain in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within thirty (30) days after Landlord becomes aware of the occurrence of the Uninsured Casualty. Such termination will be effective sixty (60) days following Tenant's receipt of such notice; provided, however, that such termination will not occur and this Lease will remain in full force and effect, and Landlord will promptly repair and restore the Premises, if prior to the effective date of such termination:
(i) Tenant gives written notice to Landlord that Tenant will pay the cost of such repairs and restoration in excess of the Threshold Amount, and (ii) Landlord and Tenant have agreed upon the method by which Tenant is to pay, or to secure the payment of, such costs. All repairs and restoration required to be performed by Landlord pursuant to this Section 17.3 will be performed in the same manner as provided in Section 17.2.

     17.4 Termination of Lease. Within thirty (30) days after the occurrence of any damage to or destruction of the Premises (whether insured or uninsured) which Landlord is obligated or elects to repair and restore pursuant to this
Article 17, Landlord will give written notice to Tenant setting forth Landlord's contractor's reasonable determination as to the time necessary to complete such repairs and restoration ("Landlord's Repair Time Estimate"). Notwithstanding anything to the contrary herein, if Landlord's Repair Time Estimate indicates that it will take more than twelve (12) calendar months after the occurrence of such damage or destruction to complete such restoration or repair, Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after Tenant's receipt of Landlord's Repair Time Estimate. If this Lease is not terminated pursuant to the preceding sentence, Landlord will commence the repair and restoration promptly and will diligently prosecute such work to completion. If during the course of such work Landlord determines that such repair and restoration may not be completed within twelve
(12) calendar months after the occurrence of the damage or destruction, then Landlord will promptly provide Tenant with a revised written schedule for completion of the repairs and restoration. Landlord or Tenant may, within ten
(10) days after notice of such revised schedule, inform the other in writing that it (a) accepts such revised schedule (in which case this Lease will remain in full force and effect according to its terms) or (b) elects to terminate this Lease (in which case this Lease will terminate as of the date indicated below). If Tenant or Landlord fails to respond within ten (10) days after receipt of written notice of such revised schedule, it will be deemed to have accepted such revised schedule. If the repair and restoration of the Premises is not actually completed within twelve (12) calendar months after the occurrence of the damage or destruction, or within fourteen (14) days after the applicable revised scheduled completion date (if any), agreed to by Tenant in writing, and if Landlord has failed to pursue diligently the completion of all such work, then Tenant may terminate this Lease by written notice to Landlord at any time thereafter and prior to the actual completion of such repair and restoration. If Tenant or Landlord exercises its right to terminate pursuant to this Section 17.4, then this Lease will terminate as of the date set forth in such party's written notice to the other. If Tenant or Landlord does not exercise its right to terminate this Lease pursuant to this Section 17.4, then this Lease will continue in full force and effect according to its terms.

     17.5 Abatement. In the event Landlord repairs or restores the Premises as provided in this Article 17, the Base Rent and Parking Fee shall be abated proportionately in the ratio which Tenant's use of the Premises has been impaired since the date of the Casualty. The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of said Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

     17.6 Casualty Near End of Term. Anything in this Article 17 to the contrary notwithstanding, if the Premises is destroyed or substantially damaged by an Insured or Uninsured Casualty during the last twenty-four (24) months of the term of this Lease, and the Premises cannot be completely restored within a period of one hundred eighty (180) days from the date of such damage, as estimated by Landlord's contractor, this Lease may be terminated upon written notice by either party to the other given within sixty (60) days after the occurrence of such damage. However, except as otherwise provided in Section
17.3. If at the time of said damage Tenant has a right to extend the term of this Lease pursuant to section 2.2 hereof, Landlord may not terminate this Lease until it has given Tenant notice of Landlord's intent to terminate this Lease and Tenant fails to exercise said right of extension within thirty (30) days after receipt of said notice. If Tenant fails to exercise said right of extension within thirty (30) days after receipt of such notice from Landlord, this Lease will terminate effective forty five (45) days after Tenant's receipt of said notice from Landlord.

     17.7 Waiver. Except as otherwise expressly provided in this Article 17, destruction or damage to the Premises will not terminate this Lease, notwithstanding any laws of California. If this Lease is terminated pursuant to this Article 17, Tenant will be relieved from all liabilities hereunder except the liability to pay Base Rent up to the date of such casualty and any accrued charges, costs and expenses required to be paid by Tenant hereunder up to said date. Such termination will not impair or affect the right of either party hereto to any remedy for breach by the other of any obligation under this Lease occurring prior to such termination.


                                   ARTICLE 18

                          Condemnation, Eminent Domain

     18.1 As used in this Lease, the term "Condemnation" means a permanent taking through (i) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi-public authority or by any other party having the right of eminent domain ("Condemnor"), or (ii) a voluntary sale or transfer by Landlord to any Condemnor either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

     18.2 Landlord will give written notice to Tenant of any Condemnation within thirty (30) days of the later of (i) the filing of a complaint by Condemnor, or (ii) the final agreement and determination by Landlord and Condemnor of the extent of the taking ("Condemnation Notice").

     18.3 If the Premises are totally taken by Condemnation, this Lease will automatically terminate as of the date which is the earlier of (i) the date on which possession of the Premises by the Condemnor is authorized as stated in the Condemnation Notice, or (ii) the date on which title to the Premises vests in the Condemnor.

     18.4 In the event of a partial taking of the Premises by Condemnation, Tenant will have the right, in its sole and absolute discretion, to terminate this Lease by providing not less than thirty (30) days written notice to Landlord if one or more of the following are taken: (i) twenty-five percent (25%) or more of the Premises, or (ii) a lesser portion of the Premises, and at least twenty five percent (25%) of the basement parking garage (unless
Landlord provides comparable parking reasonably acceptable to Tenant), that, if taken, would in Tenant's good faith judgment adversely impair its ability to operate its business in the Premises, or (iii) any portion of the Project adjacent to the Premises that provides Tenant with access to the Premises and that, if taken, would adversely impair its access to the Premises. Tenant's notice of termination must be given within sixty (60) days after Tenant's receipt of the Condemnation Notice, and such termination will be effective on the date set forth in Tenant's notice. If Tenant does not elect to terminate within such period, this Lease will remain in full force and effect, except that Base Rent and Parking Fee will be proportionately reduced based on the rentable square footage of the Premises taken, Landlord, at its sole cost and expense, will promptly make such repairs and alterations as may be necessary to restore the Premises as nearly as practicable to an architectural and usable whole reasonably suited for Tenant's use, and Base Rent will be abated for the portion of the remaining Premises not usable by Tenant until Landlord completes the restoration. Landlord shall not be obligated to pay costs and expenses, to make such repairs and alterations, in excess of the amount of condemnation proceeds awarded or paid to Landlord. Tenant may, if it so elects, pay any additional costs and expenses necessary to restore the Premises as nearly as practicable to an architectural usable whole reasonably suited for Tenant's use.

     18.5 The parties intend that the continuation of this Lease following a partial Condemnation will be governed solely by the provisions of this Article 18, and accordingly waive their rights under California Code of Civil Procedure
Section 1265.130 or any successor statute.

     18.6 No temporary taking of a part of the Premises, including parking facilities, shall give Tenant any right to terminate this Lease or to any abatement of rent hereunder.

                                   ARTICLE 19

                         Subordination, Merger and Sale

     19.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Premises or on or against Landlord's interest or estate therein, provided that, as to liens that may hereafter be placed on or against the Premises, all such lien holders have executed and recorded non-disturbance agreements in a form reasonably acceptable to Tenant. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments (in form and substance reasonably acceptable to Tenant and Tenant's lenders) evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord.

     19.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

     19.3 If the original Landlord hereunder, or any successor owner of the Premises, sells or conveys the Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

     19.4 Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability under this Lease. In the event of any breach or default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord.

                                   ARTICLE 20

                              Estoppel Certificate

     20.1 At any time and from time to time, Tenant shall, within fifteen (15) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof. At any time and from time to time, Tenant shall, within ten (10) days after written request by the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Premises or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

                                   ARTICLE 21

                                  Holding Over

      21.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time.


                                   ARTICLE 22

                                    Notices

      22.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, transmitted by facsimile, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed as follows: To Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant, and with a copy to Landlord's counsel, Suheil J. Totah, Landels, Ripley & Diamond, LLP, Hills Plaza, 350 The Embarcadero, San Francisco, California 94105-1250; to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. If any such request, approval, consent, notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party.

                                   ARTICLE 23

                                 Miscellaneous

      23.1 Concurrently with the execution of this Lease, both parties shall execute and acknowledge a Memorandum of Lease in the form attached hereto as Exhibit F. Within ten (10) days after the execution of the Memorandum of Lease by both parties, Landlord shall record the Memorandum of Lease in the Official Records of the City and County of San Francisco. Within ten (10) days after the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord such document(s) as Landlord may reasonably request to terminate or expunge the Memorandum of Lease from the Official Records of the City and County of San Francisco. The foregoing obligation of Tenant shall survive the expiration or earlier termination of this Lease.

      23.2 All consents and approvals to be given under this Lease may not be unreasonably withheld or delayed.

      23.3 As used in this Lease, "day" means calendar day unless specified otherwise.

      23.4 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of or resulting from any failure by Tenant to perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not use the name of the Premises for any purpose whatsoever other than as the address of Tenant at the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay to Landlord on demand, as additional rent, all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.

      23.5 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this

Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

        23.6 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

        23.7 Tenant acknowledges that Landlord has installed internet and data lines at the Premises for use by Landlord and its tenants. Any DS-1, DS-3, T-1, T-3 or any other data lines other than normal telephone lines used for voice transmission may, at Tenant's option, be leased by Tenant from Landlord under separate agreements prepared by Landlord for additional rent.

        23.8 Exhibit A (Landlord's Work), Exhibit B (Tenant Improvement Agreement), Exhibit C (Rules and Regulations), Exhibit D (Commencement Date confirmation), Exhibit E (Site Plan), and Exhibit F (Memorandum of Lease) are attached and made a part of this Lease.

        23.9 Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease.

        23.10 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Premises. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

        23.11 Except as required by law, Tenant and Landlord hereby agree not to disclose the terms of this Lease (including, but not limited to, Base Rent, tenant improvement allowances, expense reimbursements, or any other proposed or agreed to provision which in any way affects the economic interests of Tenant and/or Landlord) to any third party, except that Tenant and Landlord shall have the right to disclose such information to their respective agents, lenders and affiliates.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.


Landlord:                                    Tenant:

1900 BRYANT STREET INVESTORS, LLC            WILLIAMS-SONOMA, INC.,
a California limited liability company       a California corporation

By     Mariposa Management Company, Inc.,    By  /s/ HOWARD LESTER
       a California corporation,                --------------------------------
       its manager                              Its Chairman

       By  [Signature Illegible]
          ------------------------------
          Its CFO & V.P.

                                   EXHIBIT A

                           Base Building Improvements

1. Seismic upgrade equivalent to San Francisco Building Code Section 104(f) standard for remodeled building(s).

2. Repair, paint and waterproof exterior portions of the Premises, which includes installation of a new roof membrane and exterior wall paint. Interior columns, walls and ceiling surfaces that are completely sandblasted shall remain in that condition. Other columns, walls and ceiling surfaces will be prepared and primed to receive Tenant's finish using commercially reasonably standards, except that any ceiling or wall area adjacent to existing lead paint shall be prepared and painted using commercially reasonable standards.

3. Floors shall be concrete and cleared of existing coverings and ready to receive Tenant's floor. Landlord shall deliver floor in approximately level (one-quarter inch per foot) condition for underlayment of carpeting or resilient flooring. Floor penetrations shall be repaired by Landlord.

4. New code-complying lobby entrance per Landlord's specifications with card key access from Northern Access Control Systems. Lobby entrance doors shall be two 3 foot by 6 foot 8 inch "person doors", with matching windows consistent with the Building and the adjacent building at 1960 Bryant Street. Said doors shall be located on Bryant Street at a location where the top of the sidewalk is closest to the floor level. Interior lobby walls, if any, shall be finished with sheet rock, primed and ready for paint. Landlord shall provide a light fixture allowance of up to $500, which shall include a caged light on the exterior of the lobby entrance. Any new exterior walls shall be per Landlord's specifications and shall match the color of the existing exterior walls.

5. Building shell fire alarms, smoke detectors, exist door lights, strobe lights, and supporting power panel requirements installed per code in the lobby of the Building.

6.   Repair and/or replace all existing glass windows.

7. Installation of approximately 175 tons of HVAC stubbed to the perimeter. Distribution shall be part of Tenant Improvements.

8. New ADA-compliant men's and women's restrooms on each floor of the Premises. One men's and one women's restroom shall be installed on each floor. Restrooms on floors one through three shall contain three sinks and three toilets or urinals, one mirror, and bathroom accessories per code. The fourth floor restroom shall contain two sinks and two toilets or urinals, one mirror, and bathroom accessories per code. Access to the Premises, including all stairs, plus restrooms and common areas will meet current codes including American with Disabilities Act and Title 24.

9. Any and all asbestos and Hazardous Materials abated from the Premises, and adjoining common areas, as deemed necessary by Landlord, in accordance with applicable laws.

10. All life safety and exit door requirements per code for shell, corridor and restrooms per Landlord's specifications. Any additional exit doors that are required as a result of the Tenant Improvements shall be included in the Tenant Improvements and not the Base Building Improvements.

11. Electrical, gas and plumbing will be stubbed to the perimeter of the Premises. Landlord shall provide electrical service of 2000 Amps at 208 volts to the Premises, which electrical service shall include all electricity required for both the Base Building Improvements and the Tenant Improvements, including but not limited to, all service required for exterior lighting, garage lighting, HVAC systems and the elevators. Should Tenant require additional electrical service, this additional electrical service shall be included in the Tenant Improvements.

12. Construction of a solid wall at the first floor corridor on the south side. Construction of a wall with two glass doors at the entrance to the Building on the Courtyard.

13. Landlord shall provide sufficient riser space and capacity per Tenant's electrical and teledata requirements subject to Tenant's specifications. Fiber optic and T-1 conduits will be stubbed to Tenant's Premises at Tenant's option and are subject to separate agreement (at fair market rates) with Landlord.

14. Base Building main sprinkler loop and sprinkler grid with heads in place will be provided throughout the Premises and in the restrooms, elevators, stairwells and garage. Additionally, sixty-four other heads in locations to be designated will be provided and installed by Landlord.

15. Landlord shall deliver a fully-functional recessed loading dock off 18th Street. The loading dock shall be approximately 19 feet by 16 feet.

16. Landlord shall deliver the existing freight elevator shaft ready for installation of a freight elevator. Landlord shall not be required to modify the existing freight elevator shaft (serving floors one through four only) to accommodate a smaller elevator. Tenant shall pay for the freight elevator, the installation thereof and any modification of the existing freight elevator shaft to accommodate a smaller elevator.

17. Landlord, at Tenant's option, shall remove existing wall studs on floors two through four.

18. Landlord to install a code compliant passenger elevator, per existing Landlord's specifications, for access to all floors including basement.

19. Lowered floor at first level to be filled. Landlord to construct a new floor that is level with adjacent floor.

20. Exterior penetrations shall be restored, per Landlord's specifications, with either concrete, or window systems similar to existing window design.

21. Landlord to provide striping in basement parking garage for 49 spaces, and lighting and ventilation to code.

22. Landlord to repair or replace exit doors and hardware at all levels of the existing two stair towers. Stair walls to be re-painted per Landlord's specifications, color to be selected by Tenant.

23. Landlord represents and warrants to Tenant that the Base Building Improvements will be done in a good and workmanlike manner using materials of good quality.

                                   EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT

        This TENANT IMPROVEMENT AGREEMENT (this "Agreement") is being entered into as of August 12, 1999 by and between 1900 BRYANT STREET INVESTORS, LLC, a California limited liability company ("Landlord"), and WILLIAMS-SONOMA, INC., a California corporation ("Tenant"), in connection with the execution of the Industrial Lease between Landlord and Tenant dated of even date herewith (the "Lease"), who hereby agree as follows:

1.      GENERAL.

        A. The purpose of this Agreement is to set forth the terms and conditions relating to the construction of the interior improvements in the Lease Premises (the "Tenant Improvements"), in particular to specify who will be responsible for the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the Tenant Improvements.

        B. Any terms not otherwise defined in this Agreement shall have the same meaning given to them in the Lease.

        C. In the event of any conflicts between the provisions of the Lease and of this Agreement, the provisions of this Agreement shall control.

2.      TENANT IMPROVEMENTS.

        Landlord shall select and engage a contractor ("Contractor") to construct the Tenant Improvements in accordance with approved Plans (as described below). Landlord shall exercise commercially reasonable efforts to construct the Tenant Improvements within the Premises by January 17, 2000, as may be extended by any Tenant Delays (as defined below); provided, however, that Landlord shall not be liable to Tenant for any delay in completion of the Tenant Improvements. The Tenant Improvements (including the payment of all permits and other fees associated therewith) shall be performed at Tenant's cost, subject to the Landlord's contribution of the Tenant Improvement Allowance (as defined below).

        Landlord represents and warrants to Tenant that the Base Building Improvements will be done in a good and workmanlike manner using materials of good quality.

3.    PLANS AND BUDGET

     A. No later than September 15, 1999, Tenant shall provide Landlord with the program document and schematic design for the Tenant Improvements. On the basis of this information, Landlord shall engage MBH Architects ("Architect") to prepare plans and specifications for the Tenant Improvements (the "Plans"). The Plans shall be prepared in compliance with all applicable local, state and federal laws and regulations. Within five (5) days of receipt of the program document and schematic design from Tenant, Landlord shall furnish the initial draft of the Plans for the Tenant Improvements to Tenant for Tenant's review and approval, which Tenant shall not unreasonably withhold or delay. Tenant shall review and approve (or provide written comment regarding) such Plans within three (3) business days after receipt thereof. Tenant's failure to deliver the program document and schematic design, or detailed written comments on the draft Plans, within the time periods specified herein shall be deemed to be a "Tenant Delay" for purposes of this Agreement. In addition, any changes or modifications to the Plans requested by Tenant which delay the completion of the Tenant Improvements shall be deemed to be a "Tenant Delay" for purposes of this Agreement, unless Tenant can demonstrate that the Plans prepared by Landlord were materially inconsistent with the program document and schematic design provided to Landlord by Tenant. Landlord shall construct the Tenant Improvements in compliance with all applicable local, state and federal laws and regulations.

     B. The Architect shall prepare working drawings on the basis of the Plans, which shall be provided to the Contractor for preparation of a construction budget (the "Budget"). The Architect shall be paid on a base contract of $210,000 plus reimbursable expenses at cost plus fifteen percent (15%). The Budget shall include five percent (5%) for "overhead and profit" and seven percent (7%) for "general conditions," which amounts shall constitute the entire Contractor's fee to be charged against the Budget. The Contractor shall solicit bids from three (3) subcontractors whenever possible for each trade or item in connection with construction of the Tenant Improvements, shall select the lowest bidder (provided that such bidder shall be able to perform the work on schedule) and shall provide such bids to Landlord when submitting invoices for payment.

4.   TENANT IMPROVEMENT ALLOWANCE.

     Landlord shall contribute an amount up to Twenty Dollars ($20) per rentable square foot of the Premises ("Tenant Improvement Allowance") toward the costs of the Tenant Improvements. Landlord shall have no obligation to pay for costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. Upon completion of the Budget, Landlord shall submit the Budget to Tenant for Tenant's review and approval. Tenant shall review and approve (or provide written comment regarding) the Budget within three (3) business days after receipt of the Budget. Tenant's failure to approve or provide detailed written comments on the Budget within the time period specified shall be deemed to be a "Tenant Delay" for purposes of this Agreement. Tenant shall pay the difference between (x) and the total amount shown on the Budget (the "Total Budget Amount") and (y) the Tenant Improvement Allowance, which difference is referred to herein as the "Over-Allowance Amount," plus any additional costs incurred as a result of any Change Orders, as defined below.

     Within ten (10) days after the end of each month during which construction on the Tenant Improvements occurs, Landlord shall provide to Tenant the following: (1) a statement of the costs incurred during the preceding month for the construction of the Tenant Improvements, dividing those costs into two categories: costs included in the original Budget ("Monthly Budget Amount") and costs incurred as a result of any Change Orders ("Change Order Amounts"), (2) a certification by the Architect that the work covered by such statement has been completed, and (3) mechanics' lien releases from the Contractor and subcontractors for the work covered by such statement. Within ten (10) days of its receipt of each such statement, Tenant shall pay to Landlord: (x) Tenant's Pro Rata Share (as defined below) of the Monthly Budget Amount shown on each such statement, plus (y) any Change Order Amounts. "Tenant's Pro Rata Share" shall be the following ratio:

                             Over-Allowance Amount
                             ---------------------
                              Total Budget Amount

For purposes of determining this ratio during the course of construction, the Tenant Improvement Allowance shall be calculated assuming that the area of the Premises is the number of rentable square feet shown on the Plans. If, upon completion of the Tenant Improvements, the final number of rentable square feet is a different amount, the parties shall recalculate the Tenant Improvement Allowance based on the actual number of rentable square feet in the Premises, recalculate the Tenant's Pro Rata Share accordingly, and Tenant shall be entitled to a credit against Base Rent for any excess Over-Allowance Amount previously paid to Landlord and Tenant shall be obligated to pay to Landlord any underpayment of the Over-Allowance Amount within ten (10) days of receipt of Landlord's statement therefor.

     If, upon completion of the Tenant Improvements, the cost of the Tenant Improvements is less than the Budget, the Tenant's Pro Rata Share shall be recomputed based on the actual total cost of the Tenant Improvements and Tenant shall be entitled to a credit against Base Rent for any excess Over-Allowance Amount previously paid to Landlord.

5.   CHANGE ORDERS.

     If, after Tenant's approval of the Plans, Tenant requires any revisions, changes, or substitutions to the Plans or the Tenant Improvements (individually or collectively, "Change Orders"), Tenant shall deliver plans and specifications for such Change Orders to Landlord for approval. If Landlord does not approve of the plans for Change Orders, Landlord shall notify Tenant of the revisions required. Tenant shall deliver the revised plans and specifications to Landlord within five (5) business days of Landlord's notice or Tenant shall be deemed to have abandoned its request for such Change
Orders. Any additional costs which arise in connection with such Change Orders (including all costs associated with the review, preparation and revision of plans and specifications, and the construction of all Change Orders) shall be paid by Tenant to Landlord as an addition to the Over-Allowance Amount.

6.   SUBSTANTIAL COMPLETION.

     As used herein and in the Lease, the term "Substantial Completion of the Tenant Improvements" shall mean the date on which the Tenant Improvements are sufficiently complete in accordance with the approved Plans so that (i) the San Francisco Department of Building Inspection permits occupancy of the Premises, and (ii) Tenant may reasonably commence using the Premises for the uses permitted under the Lease. Tenant agrees and acknowledges that the Substantial Completion of the Tenant Improvements does not require (i) the completion of the freight elevator work or (ii) completion of all punch list items noted by Tenant so long as such punch list items do not materially interfere with Tenant's use and occupancy of the Premises. Tenant shall notify Landlord of all punch list items within thirty (30) days of Substantial Completion of the Tenant Improvements. Landlord shall complete the repair of any punch list items with thirty (30) days of the Commencement Date, provided that if the nature of such repairs is such that more than thirty (30) days are required to complete such repairs, then Landlord shall commence such repairs within the thirty (30) day period and thereafter diligently prosecute such repairs to completion.

7.   TENANT DELAYS.

     For purposes of this Agreement and the Lease, the following events shall constitute delays caused by Tenant (a "Tenant Delay"):

     A. Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

     B. Tenant's requirements for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements; or

     C. Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth in this Agreement; or

     D. Tenant's delay in providing information critical to the normal progression of the Tenant Improvements. Tenant shall provide such information as soon as reasonably possible, but in no event longer than the time period specified herein, or if no time period is specified, three (3) business days after receipt of such request for information from the Landlord; or

     E. Tenant's delay in making Over-Allowance or Change Order payments to Landlord; or

     F. Tenant's interference with construction activities during Tenant's early occupancy of the Premises.

     If any of the foregoing Tenant Delays occur, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay. A Tenant Delay, in and of itself, is not to be construed as default under this Agreement or a breach of the Lease; provided, however, that Tenant's delay in making a payment within the time period specified in paragraph 4 of this Agreement will constitute a breach of the Lease which, after notice by Landlord with Tenant's rights to cure under Article 16 of the Lease, shall entitle Landlord to exercise all remedies set forth in the Lease.

     8.   DEFAULT.

     Any default by either Landlord or Tenant under the terms of this Agreement shall constitute a default under the Lease to which this Agreement is attached, and shall entitle Landlord and Tenant to exercise all remedies set forth in the Lease. Landlord and Tenant shall each have any and all rights to cure their defaults pursuant to the provisions of the Lease.

     IN WITNESS WHEREOF, the parties have executed this Tenant Improvement Agreement as of the date first written above.

LANDLORD:                                     TENANT:

1900 BRYANT STREET INVESTORS, LLC,            WILLIAMS-SONOMA, INC.
a California limited liability company        a California  corporation

By   Mariposa Management Company, Inc.
     a California corporation, its manager

     By                                       By
        -----------------------------------      -------------------------------

         Its                                      Its
              -----------------------------           --------------------------

                                   EXHIBIT C

                             Rules and Regulations

1. All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the demised Premises prepared for collection in the manner and at the times and places specified by the refuse collection service. Tenant shall pay the cost of removal of Tenant's refuse or rubbish.

2. The areas immediately adjoining the demised Premises shall be kept clear and free from dirt and rubbish by Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstructions in such areas.

3. No loudspeakers, televisions, phonographs, radios or other devises shall be used in a manner so as to be heard or seen outside of the demised Premises without the prior written consent of Landlord. Tenant shall conduct its business in a quiet and orderly manner so as not to create unreasonable or unnecessary noise. In no event shall the noise level be greater than 40 dBA as measured to the inside of the surface of the face of any adjacent wall or floor or greater than 50 dBA as measured to the exterior of the surface of the adjacent wall, floor or window. In addition, there shall be no reasonably detectable vibration transmitted to adjacent buildings.

4. The plumbing facilities shall not be used for any other purpose other than for which they are construed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

5. Tenant shall not cause or permit any obnoxious or foul odors that could constitute a public or private nuisance, or disturb tenants or residents in other buildings on the Mariposa Square project, or the public. Should such odors be evident, Tenant shall be required to take immediate steps to remedy the same upon written notice from Landlord.

6. No cooking shall be done or permitted by Tenant on the Premises, excepting microwave reheating, without Landlords prior consent which shall not be unreasonably withheld or delayed.

7. Sidewalks, doorways, halls, stairways, and similar areas in the Premises shall not be obstructed by Tenant, its their officers, agents, employees or customers, or used for any purpose other than ingress and egress to and from the Premises.

8. All service vehicles must use and all deliveries must be made via the loading dock located on 18th Street. Tenant shall exercise control over its delivery trucks and service vehicles to prevent idling by such vehicles on Florida Street and Bryant Street in connection with any deliveries that must be received after normal working hours.

9. Tenant shall not install any awnings or other projections over or around the windows or entrances of the Premises without Landlord's prior consent.

10. Tenant shall exercise control over its employees, agents, contractors and invitees so that they do not litter the Premises, the adjacent property, or adjacent walkways, and shall be responsible for any additional expense which Landlord incurs to remedy any littering by such persons.

11. Tenant, its employees, agents, contractors and invitees shall not park vehicles anywhere on the Premises except in Tenant's designated parking spaces in the parking garage. Any vehicle which is in violation of this Rule may be removed by Landlord at its owner's expense. The parking garage may be used for storage purposes so long as Tenant maintains 49 legal parking spaces at all times.

12. Tenant shall not permit any animals, including domesticated pets, on the Premises at any time, without Landlord's prior consent which shall not be unreasonably withheld or delayed.

13. Landlord reserves the right to rescind any of these rules and make such other and further reasonable, non-discriminatory Rules and Regulations as in the judgment of Landlord shall from time to time be needed for safety, protection, care and cleanliness of the Premises, the operation thereof, the preservation of good order therein, and the protection and comfort of Tenant, its employees, agents and invitees, and the tenants and residents of other buildings on the project known as Mariposa Square. Such additional Rules and Regulations shall be binding upon Tenant, after notice from Landlord, as if originally herein prescribed.

14. Tenant acknowledges that Landlord intends to develop the building in close proximity to the Premises, addressed as at 555 Florida Street, as a Live/Work Condominium project, and market such condominiums to the public. Tenant, its employees, agents, contractors and invitees shall take no actions which would interfere with Landlord's marketing and sales activities with respect to these condominiums, and shall not enter onto the 555 Florida Street property. Tenant further acknowledges that the in connection with said Condominium project Landlord may record an airspace map creating an "earth parcel" beneath the basement parking garage of the Premises and adjacent buildings, but such map shall not make any changes to the configuration of the Premises, or to Tenant's exclusive use of the basement parking garage and the loading area, and the recordation thereof shall not increase any of Tenant's costs.

15. Tenant shall have exclusive use of the 4th floor roof deck. Tenant shall construct and maintain the deck, and any railing deemed necessary by Landlord for safety. Tenant shall repair and restore any damage Tenant causes to the roof. The following uses of the roof deck shall be absolutely prohibited:

        (a) Any use which would constitute an unusual fire hazard or which would result in jeopardizing any insurance maintained on the Building or the Project or would result in an increase in the premium therefor.

        (b) Any use beyond the maximum loads the roof of the Building is designed to carry, or any use which would puncture the roof surface.

        (c) Any use which would constitute a public or private nuisance; and any use including, without limitation, the use of any equipment, machines, or HVAC equipment which would cause undue noise or vibration, or the emission of noxious odors.

        (d) Any use which constitutes a violation of any law, statute, ordinance, rule, regulation or order of any governmental authority having jurisdiction over any activities conducted on the Premises, including, without limitation, any of the same that regulate or concern hazardous or toxic wastes, substances or materials.

        (e)     Smoking on the roof deck is strictly prohibited.

        (f) No power equipment shall be permitted on the roof deck, except with the prior written approval of the Landlord. Approval shall not be unreasonably withheld, and in deciding whether to grant approval Landlord shall consider the effects of noise, air pollution, vibration, dirt or grease, fire hazard, interference with radio or television reception, and similar objections.

        (g) No outside television antenna, microwave or satellite dish, aerial, or other such devise with a diameter or diagonal measurement in excess of thirty-six (36) inches shall be erected, constructed or placed on the roof deck without Landlord's prior approval, which shall not be unreasonably withheld or delayed.

                                   EXHIBIT D

                         Commencement Date Confirmation

Landlord: 1900 Bryant Street Investors, LLC, a California limited liability company

Tenant: William-Sonoma, Inc., a California corporation

Re: Commencement Date

        This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease between 1900 Bryant Street Investors, LLC, as landlord, and Williams-Sonoma, Inc., as tenant, dated _________, 1999, (the "Lease") for the building(s), located at 2828 18th Street, in San Francisco, California. This Confirmation is made pursuant to the Basic Lease Information of the Lease.

        1. Commencement Date and Termination Date. Landlord and Tenant hereby agree that the Commencement Date for the Premises (as described in the Lease) is _______________, _____ and the Expiration Date of the Lease for the Premises is _______________.

        2. Acceptance of the Premises. Tenant has inspected the Premises and affirms that the Premises are acceptable in all respects in their current "As-Is" condition and that Landlord has fulfilled its obligations with respect to the Base Building Improvements and the Tenant Improvements as set forth on Exhibits A and B, subject to Landlord's representation and warranty in Paragraph 23 of Exhibit A to the Lease with respect to the Base Building Improvements and Landlord's representation and warranty in Paragraph 2 of Exhibit B to the Lease with respect to the Tenant Improvements.

        3. Premises. The Premises consists of _________ square feet, as determined in accordance with B.O.M.A. standards.

        4. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:
WILLIAMS-SONOMA, INC.,
a California corporation


By
    -------------------------------
    Its
       ----------------------------


LANDLORD:
1900 BRYANT STREET INVESTORS, LLC,
a California limited liability company

By   Mariposa Management Company, Inc.,
     a California corporation, its manager

     By
         -------------------------------
         Its
            ----------------------------

                                   EXHIBIT E

                                   Site Plan



                                  [PARCEL MAP]

                                   EXHIBIT F

                              Memorandum of Lease


Recorded at the Request of
and When Recorded Return to:

Suheil J. Totah, Esq.
Landels Ripley & Diamond, LLP
350 The Embarcadero
San Francisco, CA 94105-1250


                              MEMORANDUM OF LEASE

        THIS MEMORANDUM OF LEASE is made and entered into this __ day of August, 1999 by and between 1900 BRYANT STREET INVESTORS, LLC, a California limited liability company ("Landlord") and WILLIAMS-SONOMA, INC., a California corporation ("Tenant").

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for a term of ten years, with two five-year options to extend, that certain real property located in the City and County of San Francisco, State of California, described as follows (the "Premises"):

        Lot 5, as shown on that certain map entitled "PARCEL MAP, Being a Subdivision in the lands described in Grant Deed filed December 13, 1995 in Book G527, Page 515 Official Records Also Being a Subdivision of Lot 1 Being All of Assessors Block 4017 Also Being all of Potrero Nuevo Block No. 28 San Francisco, California", which map was filed for record in the Office of the Recorder of the City and County of San Francisco, State of California, on August 5th in 1996 in Book 42 of Parcel Maps, at Page 173.

This lease of the Premises is on the terms and conditions set forth in that certain Industrial Lease dated as of August 12, 1999 (the "Lease") entered into between Landlord and Tenant, which terms and conditions are made a part of this Memorandum of Lease as though fully set forth herein.

     Tenant shall also have the non-exclusive right to use the Courtyard (as defined in the Addendum to the Lease) subject to the conditions and restrictions contained in the Lease and Addendum. The Courtyard is located on that certain real property located in the City and County of San Francisco, State of California, described as follows:

     Lot 3, as shown on that certain map entitled "PARCEL MAP, Being a Subdivision in the lands described in Grant Deed filed December 13, 1995 in Book G527, Page 515 Official Records Also Being a Subdivision of Lot 1 Being All of Assessors Block 4017 Also Being all of Potrero Nuevo Block No. 28 San Francisco, California", which map was filed for record in the Office of the Recorder of the City and County of San Francisco, State of California, on August 5th in 1996 in Book 42 of Parcel Maps, at Page 173.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of August __, 1999.

LANDLORD:                                    TENANT:

1900 BRYANT STREET INVESTORS, LLC            WILLIAMS-SONOMA, INC.,
a California limited liability company       a California corporation

By   Mariposa Management Company, Inc.
     a California corporation, its manager

     By                                      By
        --------------------------------       ---------------------------------
        Its                                    Its
            ----------------------------           -----------------------------

                          ADDENDUM TO INDUSTRIAL LEASE

     THIS ADDENDUM TO INDUSTRIAL LEASE (this "Addendum") is entered into as of August 12, 1999 by and between 1900 BRYANT STREET INVESTORS, LLC, a California limited liability company ("Landlord") and WILLIAMS-SONOMA, INC., a California corporation.

                                    Recitals

     A. Landlord and Tenant are parties to that certain Industrial Lease of even date herewith (the "Lease") for premises located at 2828 18th Street in San Francisco, California containing approximately 70,000 rentable square feet plus basement parking garage, as described in more detail in the Lease (the "Premises").

     B. Adjacent to the Premises, at 555 Florida Street, is an open space which Landlord intends to improve as a landscaped courtyard of approximately 12,000 square feet in size (the "Courtyard"), which will serve as common area for the benefit of the owner(s) of the 555 Florida Street building, their tenants, guests, and invitees.

     C. Landlord and Tenant agree that Tenant shall have limited use of the Courtyard, and desire to amend the Lease in order to set forth the terms and conditions governing said use.

     D. Any terms not otherwise defined in this Addendum shall have the same meaning given to them in the Lease. Except as amended hereby, the Lease remains in full force and effect.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Lease is hereby amended as follows:

1. Description of the Courtyard. The Courtyard is that area of approximately 12,000 square feet in size designated on Exhibit A attached hereto, located on the legal parcel commonly known as 555 Florida Street (the "Property"). The Property also contains a four-story building in which Landlord is constructing live-work condominium units and ground floor commercial units. Landlord intends to develop the Property as a condominium project, and intends to form an owner's association (the "Association") responsible for the management of the condominium project, including the individual units, the Courtyard, and all other common area on the Property. In connection with said condominium project, Landlord intends to record a Declaration of Covenants, Conditions and Restrictions (the "CC&Rs") against the Property which shall recognize Tenant's rights to use the Courtyard pursuant to this Addendum. Landlord may, but shall not be required to, transfer ownership of the Courtyard to the Association.

2. Improvement of Courtyard. Landlord will construct improvements on the Courtyard which are consistent with the quality of the condominium project and the Premises. The approximate completion date of the improvements is as follows: hardscape will be completed by the Commencement Date, as defined in the Lease, and landscaping and other improvements will be completed by April 1, 2000. Improvements may include surfacing, fencing, landscaping, weather coverings, and the installation of a security system. Tenant's rights to the use of the Courtyard shall not commence until Landlord has completed all improvements on the Courtyard. Tenant shall not interfere with Landlord's contractors during the construction process.

3. Use of Courtyard. Upon Landlord's completion of all Courtyard hardscape, Tenant, its officers, agents, employees and invitees, will have the right to the non-exclusive use of the Courtyard for ingress and egress twenty-four (24) hours a day. In addition, upon completion of all Courtyard improvements, Tenant, its officers and employees will have the right to the non-exclusive use of the Courtyard for work breaks, and for eating lunch (but not for cooking) during the hours of 9:00 a.m. and 6:00 p.m. Mondays through Fridays.

4. Assignment or Sublease of Lease. If Tenant enters into an assignment or sublease, Landlord may, at Landlord's sole discretion, terminate Tenant's subtenant's and/or assignee's right to the use of the Courtyard, or the entrance door to the Premises on the Courtyard, for the term of the Lease. In the event of such termination, Tenant shall not provide Tenant's subtenant or assignee with card key access to the Courtyard entrance door to the Premises or to a gated Courtyard entrance off of Florida Street, if any. This termination provision will not apply to any assignee or subtenant which is an entity controlled by or under common control with Tenant or resulting from a merger with Tenant, or a subsidiary or affiliate of Tenant.

5. Restrictions on Use. The following uses of the Courtyard shall be absolutely prohibited:

     5.1. Nuisance. Any use which would constitute a public or private nuisance. The emission of noise over 40 dBA shall be a violation of this restriction.

     5.2. Obstructions. The placing of any signs, structures or obstructions in the Courtyard.

     5.3. Office parties. The use of the Courtyard for office parties or receptions without Landlord's prior consent, to be given in Landlord's sole discretion.

     5.4. Insurance risks. Any use which would constitute an unusual fire hazard or which would result in jeopardizing any insurance maintained on any part of the Property or the Premises or would result in an increase in the premium therefor; provided that Landlord may approve such use, in Landlord's sole discretion, if adequate safeguards are undertaken at Tenant's expense and any increase in insurance premiums is allocated to, and paid by, Tenant.

     5.5. Trash. Littering, or depositing trash or rubbish on the Courtyard other than in containers specified by Landlord for disposal of lunch material debris.

     5.6. Security. Any use which threatens the security of occupants of any adjacent building, including leaving the gate unlocked, or propped open.

     5.7. Animals. Animals, including domesticated pets, are not permitted on the Courtyard.

     5.8.  Smoking. Smoking in the Courtyard is strictly prohibited.

     5.9. Violation of CC&Rs. Any use which constitutes a violation of the CC&Rs, or any rules adopted by Landlord or the Association.

     5.10. Violation of law. Any use which constitutes a violation of any law, statute, ordinance, rule, regulation or order of any governmental authority having jurisdiction over any activities conducted on the Property, including, without limitation, any of the same that regulate or concern hazardous or toxic wastes, substances or materials.

6. Expenses. Tenant shall pay ninety percent (90%) of (i) Property Taxes allocated to the Courtyard, (ii) Insurance Costs allocated to the Courtyard, and (iii) all costs paid by Landlord for maintaining and repairing the Courtyard including repairs and replacements of a capital nature, in a manner comparable to similar courtyard type space in the City of San Francisco. Costs shall include, without limitation, Landlord's payment for janitorial, utilities, landscaping, re-surfacing, fixtures, painting, fencing, gates, security system, and related administrative costs. The allocation of Property Taxes to the Courtyard shall be based on standard principles of property appraisal, taking into account such factors as the relative value of the improvements on the Property and the Courtyard. Notwithstanding the foregoing, unless Landlord obtains Tenant's prior written consent thereto, Tenant shall not be obligated to pay any portion of the costs of (i) individual items of capital replacement in excess of $10,000, or (ii) aggregate costs of capital replacements in excess of $10,000 in any calendar year.

7. Indemnity. Tenant's indemnity obligations under section 11.1 of the Lease shall also extend to Tenant's use of the Courtyard.

8.   Insurance. In addition to Landlord's insurance obligations under section
11.2 of the Lease, so long as Landlord is the owner of the Property, Landlord shall maintain commercially reasonable liability insurance on the Courtyard.

9. Default. Tenant's violation of any provision of this Addendum shall constitute a breach of the Lease which, after notice by Landlord with Tenant's rights to cure under Article 16 of the Lease, shall entitle Landlord to exercise all remedies set forth in the Lease.

10. Early Termination. Notwithstanding anything to the contrary in this Addendum, Landlord reserves the right to terminate Tenant's rights to the use of the Courtyard under this Addendum for cause at any time. For purposes of this Addendum, "cause" shall mean any of the following: (i) Tenant's rights to use of the Courtyard materially interferes with the ability of Landlord to obtain financing (either construction or permanent) for the Property; or (ii) the Department of Real Estate refuses to issue a public report for the condominium project for the Property unless Landlord terminates Tenant's rights to use of the Courtyard.

11. Conflict. In the case of any conflict between the Lease and this Addendum, this Addendum shall control.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date written above.

Landlord:                                    Tenant:
1900 BRYANT STREET INVESTORS, LLC,           WILLIAM-SONOMA, INC.,
a California limited liability company       a California corporation


By Mariposa Management Company Inc.,         By /s/ [SIGNATURE ILLEGIBLE]
   -------------------------------------       ---------------------------------
   a California corporation, its manager       Its [ILLEGIBLE]

   By /s/ [SIGNATURE ILLEGIBLE]
      ----------------------------------
      Its CFO & V.P.
          ------------------------------

                                   EXHIBIT A

==============================================================================



                                    FIGURE 2

                       AXONOMETRIC AND SITE PLAN GRAPHIC

                                      FOR

                          97 794F 555 FLORIDA STREET/
                                2828 18TH STREET





==============================================================================
Source: During Associates, 1900 Bryant Street Investors

                                   EXHIBIT B


                                 Rent Schedule


      Base Rent:  Ground Floor -- 19,000 Rentable Square Feet

                  Years 1-5: $28.00 Per Rentable Square Foot Per Year Years 6-10: $32.00 Per Rentable Square Foot Per Year

                  Floors 2-4 -- 51,000 Rentable Square Feet

                  Years 1-3: $29.50 Per Rentable Square Foot Per Year Years 4-5: $31.50 Per Rentable Square Foot Per Year Years 6-8: $33.50 Per Rentable Square Foot Per Year Years 9-10: $34.50 Per Rentable Square Foot Per Year

                  Based on the above rental rates, monthly rent is calculated as follows*:

                  Months 1-36:      $169,708 per month
                  Months 37-60:     $178,208 per month
                  Months 61-96:     $193,041 per month
                  Months 97-120:    $197,292 per month

Parking Fee: Months 1-12: $4,900 per month; thereafter subject to annual adjustment based on Fair Market Value, not to exceed ten percent (10%) per annum.









------------------------
* The Base Rent is subject to adjustment after verification of the number of rentable square feet in the premises.

                          TENANT IMPROVEMENT AGREEMENT

      This TENANT IMPROVEMENT AGREEMENT (this "Agreement") is being entered into as of August 12, 1999 by and between 1900 BRYANT STREET INVESTORS, LLC, a California limited liability company ("Landlord"), and WILLIAMS-SONOMA, INC., a California corporation ("Tenant"), in connection with the execution of the Industrial Lease between Landlord and Tenant dated of even date herewith (the "Lease"), who hereby agree as follows:

1.    GENERAL

      A. The purpose of this Agreement is to set forth the terms and conditions relating to the construction of the interior improvements in the Lease Premises (the "Tenant Improvements"), in particular to specify who will be responsible for the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the construction of the Tenant Improvements.

      B. Any terms not otherwise defined in this Agreement shall have the same meaning given to them in the Lease.

      C. In the event of any conflicts between the provisions of the Lease and of this Agreement, the provisions of this Agreement shall control.

2.    TENANT IMPROVEMENTS.

      Landlord shall select and engage a contractor ("Contractor") to construct the Tenant Improvements in accordance with approved Plans (as described below). Landlord shall exercise commercially reasonable efforts to construct the Tenant Improvements within the Premises by January 17, 2000, as may be extended by any Tenant Delays (as defined below); provided, however, that Landlord shall not be liable to Tenant for any delay in completion of the Tenant Improvements. The Tenant Improvements (including the payment of all permits and other fees associated therewith) shall be performed at Tenant's cost, subject to the Landlord's contribution of the Tenant Improvement Allowance (as defined below).

      Landlord represents and warrants to Tenant that the Base Building Improvements will be done in a good and workmanlike manner suing materials of good quality.

3.    PLANS AND BUDGET.

      A. No later than September 15, 1999, Tenant shall provide Landlord with the program document and schematic design for the Tenant Improvements. On the basis of this information, Landlord shall engage MBH Architects ("Architect") to prepare plans and specifications for the Tenant Improvements (the "Plans"). The Plans shall be prepared in compliance with all applicable local, state and federal laws and regulations. Within five (5) days of receipt of the program document and schematic design from Tenant, Landlord shall furnish the initial draft of the Plans for the Tenant Improvements to Tenant for Tenant's review and approval, which Tenant shall not unreasonably withhold or delay. Tenant shall review and approve (or provide written comment regarding) such Plans within three (3) business days after receipt thereof. Tenant's failure to deliver the program document and schematic design, or detailed written comments on the draft Plans, within the time periods specified herein shall be deemed to be a "Tenant Delay" for purposes of this Agreement. In addition, any changes or modifications to the Plans requested by Tenant which delay the completion of the Tenant Improvements shall be deemed to be a "Tenant Delay" for purposes of this Agreement, unless Tenant can demonstrate that the Plans prepared by Landlord were materially inconsistent with the program document and schematic design provided to Landlord by Tenant. Landlord shall construct the Tenant Improvements in compliance with all applicable local, state and federal laws and regulations.

     B. The Architect shall prepare working drawings on the basis of the Plans, which shall be provided to the Contractor for preparation of a construction budget (the "Budget"). The Architect shall be paid on a base contract of $210,000 plus reimbursable expenses at cost plus fifteen percent (15%). The Budget shall include five percent (5%) for "overhead and profit" and seven percent (7%) for "general conditions," which amounts shall constitute the entire Contractor's fee to be charged against the Budget. The Contractor shall solicit bids from three (3) subcontractors whenever possible for each trade or item in connection with construction of the Tenant Improvements, shall select the lowest bidder (provided that such bidder shall be able to perform the work on schedule) and shall provide such bids to Landlord when submitting invoices for payment.

4.  TENANT IMPROVEMENT ALLOWANCE.

     Landlord shall contribute an amount up to Twenty Dollars ($20) per rentable square foot of the Premises ("Tenant Improvement Allowance") toward the costs of the Tenant Improvements. Landlord shall have no obligation to pay for costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. Upon completion of the Budget, Landlord shall submit the Budget to Tenant for Tenant's review and approval. Tenant shall review and approve (or provide written comment regarding) the Budget within three (3) business days after receipt of the Budget. Tenant's failure to approve or provide detailed written comments on the Budget within the time period specified shall be deemed to be a "Tenant Delay" for purposes of this Agreement. Tenant shall pay the difference between (x) the total amount shown on the Budget (the "Total Budget Amount") and (y) the Tenant Improvement Allowance, which difference is referred to herein as the "Over-Allowance Amount," plus any additional costs incurred as a result of any Change Orders, as defined below.

     Within ten (10) days after the end of each month during which construction on the Tenant Improvements occurs, Landlord shall provide to Tenant the following: (1) a statement of the costs incurred during the preceding month for the construction of the Tenant Improvements, dividing those costs into two categories: costs included in the original Budget ("Monthly Budget Amount") and costs incurred as a result of any Change Orders ("Change Order Amounts"), (2) a certification by the Architect that the work covered by such statement has been completed, and (3) mechanics' lien releases from the Contractor and subcontractors for the work covered by such statement. Within ten (10) days of its receipt of each such statement, Tenant shall pay to Landlord: (x) Tenant's Pro Rata Share (as defined below) of the Monthly Budget Amount shown on each such statement, plus (y) any Change Order Amounts. "Tenant's Pro Rata Share" shall be the following ratio:

                             Over-Allowance Amount
                             ---------------------
                              Total Budget Amount

For purposes of determining this ratio during the course of construction, the Tenant Improvement Allowance shall be calculated assuming that the area of the Premises is the number of rentable square feet shown on the Plans. If, upon completion of the Tenant Improvements, the final number of rentable square feet is a different amount, the parties shall recalculate the Tenant Improvement Allowance based on the actual number of rentable square feet in the Premises, recalculate the Tenant's Pro Rata Share accordingly, and Tenant shall be entitled to a credit against Base Rent for any excess Over-Allowance Amount previously paid to Landlord and Tenant shall be obligated to pay to Landlord any underpayment of the Over-Allowance Amount within ten (10) days of receipt of Landlord's statement therefor.

        If, upon completion of the Tenant Improvements, the cost of the Tenant Improvements is less than the Budget, the Tenant's Pro Rata Share shall be recomputed based on the actual total cost of the Tenant Improvements and Tenant shall be entitled to a credit against Base Rent for any excess Over-Allowance Amount previously paid to Landlord.

5.      CHANGE ORDERS.

        If, after Tenant's approval of the Plans, Tenant requires any revisions, changes, or substitutions to the Plans or the Tenant Improvements (individually or collectively, "Change Orders"), Tenant shall deliver plans and specifications for such Change Orders to Landlord for approval. If Landlord does not approve of the plans for Change Orders, Landlord shall notify Tenant of the revisions required. Tenant shall deliver the revised plans and specifications to Landlord within five (5) business days of Landlord's notice or Tenant shall be deemed to have abandoned its request for such Change Orders. Any additional costs which arise in connection with such Change Orders (including all costs associated with the review, preparation and revision of plans and specifications, and the construction of all Change Orders) shall be paid by Tenant to Landlord as an addition to the Over-Allowance Amount.

6.      SUBSTANTIAL COMPLETION.

        As used herein and in the Lease, the term "Substantial Completion of the Tenant Improvements" shall mean the date on which the Tenant Improvements are sufficiently complete in accordance with the approved Plans so that (i) the San Francisco Department of Building Inspection permits occupancy of the Premises, and (ii) Tenant may reasonably commence using the Premises for the uses permitted under the Lease. Tenant agrees and acknowledges that the Substantial Completion of the Tenant Improvements does not require (i) the completion of the freight elevator work or (ii) completion of all punch list items noted by Tenant so long as such punch list items do not materially interfere with Tenant's use and occupancy of the Premises.

Tenant shall notify Landlord of all punch list items within thirty (30) days of Substantial Completion of the Tenant Improvements. Landlord shall complete the repair of any punch list items within thirty (30) days of the Commencement Date, provided that if the nature of such repairs is such that more than thirty
(30) days are required to complete such repairs, then Landlord shall commence such repairs within the thirty (30) day period and thereafter diligently prosecute such repairs to completion.

7.   TENANT DELAYS

     For purposes of this Agreement and the Lease, the following events shall constitute delays caused by Tenant (a "Tenant Delay"):

     A. Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

     B. Tenant's requirements for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements; or

     C. Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth in this Agreement; or

     D. Tenant's delay in providing information critical to the normal progression of the Tenant Improvements. Tenant shall provide such information as soon as reasonably possible, but in no event longer than the time period specified herein, or if no time period is specified, three (3) business days after receipt of such request for information from the Landlord; or

     E. Tenant's delay in making Over-Allowance or Change Order payments to Landlord; or

     F. Tenant's interference with construction activities during Tenant's early occupancy of the Premises.

     If any of the foregoing Tenant Delays occur, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay. A Tenant Delay, in and of itself, is not to be construed as default under this Agreement or a breach of the Lease; provided, however, that Tenant's delay in making a payment within the time period specified in paragraph 4 of this Agreement will constitute a breach of the Lease which, after notice by Landlord with Tenant's rights to cure under Article 16 of the Lease, shall entitle Landlord to exercise all remedies set forth in the Lease.

     8.   DEFAULT

     Any default by either Landlord or Tenant under the terms of this Agreement shall constitute a default under the Lease to which this Agreement is attached, and shall entitle

Landlord and Tenant to exercise all remedies set forth in the Lease. Landlord and Tenant shall each have any and all rights to cure their defaults pursuant to the provisions of the Lease.

        IN WITNESS WHEREOF, the parties have executed this Tenant Improvement Agreement as of the date first written above.


LANDLORD:                                    TENANT:

1900 BRYANT STREET INVESTORS, LLC            WILLIAMS-SONOMA, INC.,
a California limited liability company       a California corporation

By     Mariposa Management Company, Inc.,    By   [Signature Illegible]
       a California corporation,                --------------------------------
       its manager                              Its [Illegible]

       By  [Signature Illegible]
          ------------------------------
          Its CFO & V.P.